Exhibit n to Form N-2

McElravy, Kinchen & Associates, P.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-2 of the National Retail Fund II Trust and to the use of our report dated September 2, 2008 on the statement of assets and liabilities of the National Retail Fund II.  Such statement of assets and liabilities is incorporated in the Fund’s Statement of Additional Information.

/s/ McElravy, Kinchen & Associates, P.C.

Houston, Texas

October 14, 2008